Exhibit 32


                    CERTIFICATION OF CHIEF EINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                         THE SARBANES-OXLEY ACT OF 2002



     I, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on 10QSB for the quarter ended September 30, 2003, fully complies with the requirements of Section 13 (a) and 15 (d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents in all material respects the financial condition and results of XDOGS, Inc.


November 19, 2003



 / s / Kent A. Rodriguez
 ------------------------------
 Title:  Chief Executive Officer and Principal Financial Officer
 XDOGS, Inc.